UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT No. 1

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 26, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01                      Financial Statements and Exhibits

CPI Corp. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on February 1, 2011, disclosing that on January 26, 2011, the Company had acquired substantially all of the assets (the “Assets”) of Bella Pictures, Inc., a leading provider of branded wedding photography services (the “Transaction”).  The Transaction was made pursuant to an Asset Purchase Agreement (the “Agreement”) dated January 26, 2011, by and among Bella Pictures Holdings, LLC, a Delaware limited liability company (the “Buyer”), Bella Pictures, Inc., a Delaware corporation (the “Seller”), CPI Corp., a Delaware corporation (“CPI”), and, with respect to Sections 4.3, 4.5, 4.6, 4.7, 6.1, 6.3, 6.4 and 6.7 and Article 7 of the Agreement only, Foundation Capital IV, L.P. (“Foundation Capital”).  In consideration for the Assets purchased, the Buyer issued to the Seller 5 Class A Units which represent 5% ownership in the Buyer, and assumed certain liabilities, consisting primarily of specified customer fulfillment obligations for both booked and completed weddings.  These obligations are net of a $1.5 million cash payment and expected future customer remittances on booked business of approximately $2.0 million.  The 5% ownership in the newly created Buyer held by Foundation Capital.

(a)	Financial Statements of Business Acquired

(i)
The unaudited balance sheet of Bella Pictures, Inc., as of September 30, 2010, and the related statements of operations and cash flows for the three quarters then ended is attached hereto as Exhibit 99.2.

(ii)
The audited balance sheets of Bella Pictures, Inc., as of December 31, 2009 and 2008, and the related statements of operations, shareholders’ deficiency and cash flows for the years then ended is attached hereto as Exhibit 99.3.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet information as of November 13, 2010, and pro forma condensed combined income statement information for the three quarters ended November 13, 2010, and the year ended February 6, 2010, relating to the acquisition of Bella Pictures, Inc., by CPI Corp. is attached hereto as Exhibit 99.4.

(c)	The following exhibits are included with this report:

Exhibit
Number	Description

10.6	Asset Purchase Agreement dated January 26, 2011, by and among Bella Pictures Holdings, LLC, a
Delaware limited liability company (the "Buyer"), Bella Pictures, Inc., a Delaware corporation (the
"Company"), CPI Corp., a Delaware corporation ("CPI"), and, with respect to Sections 4.3, 4.5, 4.6, 4.7,
6.1, 6.3, 6.4 and 6.7 and Article 7 of the Agreement only, Foundation Capitall IV, L.P. ("Foundation
Capital"), incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on February 1, 2011. *

23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

99.1	Press Release issued on January 28, 2011, incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 1, 2011.

99.2	The unaudited balance sheet of Bella Pictures, Inc., as of September 30, 2010, and the
related statements of operations and cash flows for the three quarters then-ended.

99.3	The audited balance sheets of Bella Pictures, Inc., as of December 31, 2009 and 2008, and
the related statements of operations, shareholders' deficiency and cash flows for the years then-ended.

99.4	The unaudited pro forma condensed combined balance sheet information as of November 13, 2010, and pro forma condensed combined income statement information for the three quarters ended
November 13, 2010, and the year ended February 6, 2010, relating to the acquisition of Bella Pictures, Inc., by CPI Corp.

*
Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement.  The registrant will furnish a copy of any omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

April 13, 2011